Exhibit 16.1

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.

USA 20549

Re: Contact Minerals Corp.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated September 18, 2017, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

September 18, 2017